November 3, 2011

Jennifer Harris, Ph.D.

4430 Sun Valley Drive

Durham, NC

Dear Jennifer,

On behalf of Heat Biologics, Inc. (“Heat”), I am pleased to extend an offer of employment to you as Senior Director of Clinical Development under the following terms and conditions:

1.

Start date:  December 1, 2011

2.

Base salary of $150,000 per year, payable bi-weekly.

3.

Heat has granted you 50,000 ten-year options to purchase common stock in Heat Biologics at the most recent fair market value for Heat’s common stock as determined by the Heat’s board, which we estimate to be $0.28 per share.  These options will vest quarterly over a 4 year period.

4.

Three weeks vacation per year plus 5 days sick leave plus standard national holidays.

5.

You will be required to sign a Confidentiality Agreement as well as an Assignment of Inventions Agreement provided in Appendix A.

6.

Heat will hold you harmless for any activities you perform within the scope of your employment.

Please acknowledge your acceptance of this offer by your signature below.  I am very enthused at having you on board and very much look forward to working with you to build a truly exciting new venture!

Sincerely,

Jeff Wolf

CEO

Heat Biologics, Inc.

Agreed and Accepted,

Jennifer Harris, Ph.D.

APPENDIX A

CONFIDENTIAL INFORMATION AND ASSIGNMENT OF INVENTIONS

All Developments (as defined below), whether or not reduced to writing, which the employee may originate, make or conceive during the term of his employment and for a period of one (1) month thereafter, either alone or with others and whether or not during working hours or by the use of facilities of the Corporation shall immediately become the sole and absolute property of the Corporation.

The term “Development” shall mean any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes).

The employee agrees to disclose promptly to the Corporation (or any persons designated by it) each such Development.  The employee hereby assigns all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks) that he may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Corporation and its assigns without further compensation and hereby agrees to communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Corporation.

The employee agrees that, during his employment and at any time thereafter, at the request and cost of the Corporation, promptly sign, execute, make and do all such deeds, documents, acts and things as the Corporation and its duly authorized officers may reasonably require:

(a)

to apply for, obtain, register and vest in the name of the Corporation alone (unless the Corporation otherwise directs) patents, copyrights, trademarks or other analogous protection in any country throughout the world relating to a Development and when obtained or vested to renew and restore the same; and

(b)

to defend any judicial, opposition or other proceedings in respect of such application for revocation of any such patent, copyright, trademark or other analogous protection; and

(c)

if the Corporation is unable, after reasonable effort, to secure my signature on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, and hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection with the same legal force and effect as if executed by him.

(d)

The employee further agrees that during the course of his employment or at any time after termination, he/she will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any of its clients.  The employee agrees: (i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his employment by the Corporation, except as required in the employee's duties to the Corporation.  The employee agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.  The foregoing notwithstanding, the parties acknowledge and agree that the confidential and proprietary information of the Corporation and/or its clients shall not include the following:  (a) information already in the public domain or hereafter disclosed to the public through no fault of the employee; including but not limited to knowledge of (i) the business of other companies in the field, (ii) general business methods and structures useful in operating biotechnology companies, (iii) the status of patents and other technology in the field other than those of the Company; (b) general knowledge about the biotechnology field obtained through the employee's professional and academic experience, or (c) specific ideas and projections of the biotechnology field's evolution that are not the property of the Corporation.

(e)

Except with prior written authorization by the Corporation, the employee agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

(f)

employee acknowledges that all original works of authorship that are made by him (solely or jointly with others) within the scope of his employment and that are protectable by copyright are being created at the instance of the Corporation and are “works made for hire,” as that term is defined in the United State Copyright Act (17 USCA, Section 101).  If these laws are inapplicable or in the event that all or a part of any works are determined by a court of competent jurisdiction not to be a work made for hire under the United States copyright laws, this Agreement will operate as an irrevocable and unconditional assignment by him to the Corporation of all of his right, title and interest (including without limitation all rights in and to the copyrights throughout the world, including the right to prepare derivative works and the right to all renewals and extensions) in the works in perpetuity.

Sincerely,

Jeff Wolf

CEO

Heat Biologics, Inc.

Agreed and Accepted,

Jennifer Harris, Ph.D.

FIRST AMENDMENT OF THE EMPLOYMENT AGREEMENT BETWEEN

Jennifer Harris (“Harris”) and Heat Biologics Inc. (“Heat”) dated November 3, 2011

Effective May 1, 2013, the terms of employment will be changed as follow:

1.

Harris shall receive a base salary of $75,000 per year, payable bi-weekly beginning May 1, 2013.

2.

Heat shall grant Harris an additional grant of 20,000 ten-year options to purchase common stock in Heat at the most recent fair market value for Heat’s common stock as determined by its Board, which is estimated to be $0.97 per share, pursuant to  Heat’s 2009 Stock Incentive Plan.  These options will vest quarterly over a 4 year period.

3.

Heat shall pay Harris the balance of her current accumulated vacation pool, which amount is ________ hours, distributed evenly over the remaining pay periods of 2013 beginning with the pay period following the effective date of this agreement.

4.

Vacation will be accrued at 10 days per year beginning May 10, 2013.

5.

All other terms of the original employment agreement shall remain in full force and effect including Heat’s grant of the Incentive Stock Option for 50,000 shares, which grant has been documented by Notice of Incentive Stock Option under the 2009 Stock Incentive Plan showing a grant date of November 22, 2011(“Grant”), and Heat agrees to honor the vesting schedule set forth in the Grant and all other rights given to Harris therein.

Heat Biologics, Inc.

By:

Title: CEO

Jennifer Harris, PharmD

___________________________